UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2023

SUNSHINE BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Colorado	001-41282	20-5566275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

6500 Trans-Canada Highway

4th Floor

Pointe-Claire, Quebec, Canada H9R0A5

(Address of principal executive offices) (zip code)

(514) 426-6161

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	SBFM	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	SBFMW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported, effective December 7, 2022, Sunshine Biopharma, Inc. (the “Company”) entered into a research agreement with the Jewish General Hospital (“JGH”), Montreal, Canada, to conduct IND-enabling studies of the Company’s anti-cancer drug, Adva-27a (the “Research Agreement”). In August 2023, the Company was advised by JGH that the lab results on testing of the Adva-27a molecule were not favorable. After conclusion of an internal review of the lab results, on November 2, 2023, the Company provided notice to JGH of its termination of the Research Agreement, which will become effective on December 2, 2023, pursuant to the terms of the Research Agreement. The Company has now paused the IND-enabling studies of Adva-27a pending a review of the possibility of chemical modification of the compound to address the suboptimal performance of the molecule in certain studies.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2023	SUNSHINE BIOPHARMA, INC.

By: /s/ Dr. Steve N. Slilaty
Dr. Steve N. Slilaty, Chief Executive Officer

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